As filed with the Securities and Exchange Commission on September 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hyzon Motors Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-2726724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

475 Quaker Meeting House Road Honeoye Falls, New York	14472
(Address of Principal Executive Offices)	(Zip Code)

Hyzon Motors Inc. 2021 Equity Incentive Plan

(Full title of the plan)

John Zavoli

Hyzon Motors Inc.

475 Quaker Meeting House Road

Honeoye Falls, New York 14472

(585) 484-9337

(Name and address of agent for service)

(585) 484-9337

(Telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller

Robert W. Downes

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Tel: (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share (2)	44,566,036	$9.96(3)	$443,877,718.56	$48,427.06

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event. In addition, this Registration Statement registers the resale of shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) by certain selling securityholders identified in the Reoffer Prospectus included in and filed with this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act.

(2)

Represents shares of Class A Common Stock reserved for issuance under the Hyzon Motors Inc. 2021 Equity Incentive Plan (including 21,339,493 shares of Class A Common Stock that were subject to outstanding equity awards granted under the Hyzon Motors USA Inc. (f/k/a Hyzon Motors Inc.) 2020 Stock Incentive Plan that converted into equity awards under the Hyzon Motors Inc. 2021 Equity Incentive Plan in connection with the Business Combination (as defined herein)).

(3)

Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(h) of the Securities Act, the proposed maximum offering price per share is based on the average high and low prices of Class A Common Stock as reported on the NASDAQ Global Select Market on September 15, 2021.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed by Hyzon Motors Inc., a Delaware corporation (the “Registrant”) relating to 44,566,036 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) of the Registrant issuable under the Hyzon Motors Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”) (including 21,339,493 shares of Class A Common Stock that were subject to outstanding equity awards granted under the Hyzon Motors USA Inc. (f/k/a Hyzon Motors Inc.) 2020 Stock Incentive Plan (the “2020 Plan”) that converted into equity awards under the Equity Incentive Plan in connection with the Business Combination (as defined herein)).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Class A Common Stock on a continuous or delayed basis that may be deemed to be “control securities” under the Securities Act and the rules and regulations promulgated thereunder that are issuable to the selling securityholders identified in the Reoffer Prospectus (the “Selling Securityholders”). The shares of Class A Common Stock included in the Reoffer Prospectus represent shares of Class A Common Stock issuable to the Selling Securityholders pursuant to equity awards, including stock options and restricted stock units, granted to the Selling Securityholders. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock. The number of shares of Class A Common Stock to be offered or resold by means of the Reoffer Prospectus by the Selling Securityholders, and any other person with whom any of them is acting in concert for the purpose of Selling Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).

REOFFER PROSPECTUS

19,538,220 Shares of Class A Common Stock

This reoffer prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 19,538,220 shares of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of Hyzon Motors Inc. (unless otherwise indicated or the context otherwise requires, the “Company,” “Hyzon,” “we,” “our” or “us”), a Delaware corporation. This prospectus covers 19,538,220 shares of Class A Common Stock issuable to each Selling Securityholder pursuant to awards granted or assumed under the Hyzon Motors Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”), including stock options and restricted stock units. We are not offering any shares of Class A Common Stock and will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholders pursuant to this prospectus. The Selling Securityholders are certain of our directors and executive officers, each of whom is an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Class A Common Stock, we will name them and describe their compensation in a prospectus supplement. The Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale. The Selling Securityholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 9 for more information about how the Selling Securityholders may sell or dispose of the shares of Class A Common Stock covered by this prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

The shares of Class A Common Stock that have been or will be issued pursuant to restricted stock unit awards or options granted to the Selling Securityholders and will be “control securities” under the Securities Act before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Class A Common Stock to be offered or resold under this prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Class A Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “HYZN”. On September 17, 2021, the closing price of our Class A Common Stock was $9.99 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 4 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 20, 2021.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to maintain the listing of Class A Common Stock on Nasdaq;

•	our ability to raise financing in the future;

•	our ability to retain or recruit, or changes required in, our officers, key employees or directors;

•

our ability to commercialize our strategic plans, including our ability to establish facilities to produce our vehicles or secure hydrogen supply in appropriate volumes, at competitive costs or with competitive emissions profiles;

•	our ability to effectively compete in the heavy-duty transportation sector, and intense competition and competitive pressures from other companies worldwide in the industries in which we operate;

•	our ability to protect, defend or enforce intellectual property on which we depend; and

•	other factors detailed under the section titled “Risk Factors” beginning on page 4 of this prospectus.

Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us and speak only as of the date of this prospectus. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in this prospectus in the section entitled “Risk Factors” beginning on page 4 and the documents incorporated by reference herein. Except as otherwise required by applicable law, we disclaim any duty to update any forward looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. You should, however, review additional disclosures we make in any accompanying prospectus supplement and our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic filings with the SEC, which are or will be available publicly on the SEC’s website at www.sec.gov.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, including the documents incorporated by reference herein. Potential investors should read the entire prospectus carefully, including the risks of purchasing our common stock discussed in “Risk Factors.”

The Company

We are a hydrogen mobility company founded for the purpose of designing, developing and manufacturing hydrogen-powered commercial vehicles and fuel cell systems, and providing complete hydrogen mobility solutions, from hydrogen supply to fuel cell lifecycle management and vehicle leasing. Headquartered in Rochester, New York, with operations in Europe, Singapore, Australia and China, we aim to accelerate the energy transition toward hydrogen through the development of hydrogen solutions.

Background

Hyzon Motors Inc., a Delaware corporation (the “Company”), was originally known as Decarbonization Plus Acquisition Corporation (“DCRB”), a special purpose acquisition company, which completed its initial public offering in October 2020. DCRB was a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving DCRB and one or more businesses, and, prior to the business combination (the “Business Combination”) with Hyzon Motors Inc., a Delaware corporation (“Old Hyzon” and now known as Hyzon Motors USA Inc.), the Company was a “shell company” as defined under the Exchange Act, because it had no operations and nominal assets consisting almost entirely of cash.

On July 16, 2021 (the “Closing Date”), DCRB consummated the Business Combination (the “Closing”) pursuant to the terms of the Business Combination Agreement and Plan of Reorganization, dated as of February 8, 2021 (the “Business Combination Agreement”) among DCRB, DCRB Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of DCRB (“Merger Sub”) and Old Hyzon. In connection with the consummation of the Business Combination, Merger Sub merged with and into Old Hyzon, with Old Hyzon surviving the merger, and DCRB changed its name to “Hyzon Motors Inc.” As a result of the Business Combination, each outstanding share of common stock of Old Hyzon converted into the right to receive 1.7720 shares of Class A Common Stock (the “Exchange Ratio”) and the contingent right to receive Earnout Shares (as defined in the Business Combination Agreement) in accordance with the terms of the Business Combination Agreement.

Our Class A Common Stock and public warrants are traded on Nasdaq under the ticker symbols “HYZN” and “HYZNW”, respectively.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of DCRB’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this prospectus, of up to 19,538,220 shares of our Class A Common Stock, issuable to each Selling Securityholder pursuant to awards granted or assumed by the Company to the Selling Securityholder under the Equity Incentive Plan, including restricted stock units and stock options. Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

Our principal executive offices are located at 475 Quaker Meeting House Road, Honeoye Falls, New York 14472. Our telephone number is (585) 484-9337, and our website address is www.hyzonmotors.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

An investment in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, our Definitive Proxy Statement on Schedule 14A relating to the Business Combination and Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares of Class A Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Class A Common Stock offered hereby are being registered for the account of the Selling Securityholders named in this prospectus. All proceeds from the sales of the Class A Common Stock will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Class A Common Stock by the Selling Securityholders.

SELLING SECURITYHOLDERS

The Selling Securityholders are certain of our executive officers and directors, each of whom may deemed to be our “affiliate”, as that term is defined in Rule 405 under the Securities Act, that hold restricted stock units and/or stock options granted or assumed under the Company’s Equity Incentive Plan. The Selling Securityholders may acquire the shares of Class A common stock that may be offered under this prospectus upon the vesting of those restricted stock units and/or the exercise of those stock options. The address for each Selling Securityholder listed in the table below is c/o Hyzon Motors Inc., 475 Quaker Meeting House Road, Honeoye Falls, NY 14472.

The following table sets forth information with respect to the Selling Securityholders and the shares of our Class A Common Stock beneficially owned by the Selling Securityholders as of September 16, 2021. The applicable percentage ownership of the securities being offered hereby is based on approximately 247,215,716 shares of Class A common stock outstanding as of September 16, 2021. The Selling Securityholders may offer all, some or none of the shares of Class A Common Stock covered by this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Class A Common Stock that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Class A Common Stock under the offering contemplated by this prospectus or acquire additional shares of Class A Common Stock. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such shares of Class A Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to the Resale	% of Class A Common Stock Beneficially Owned Prior to the Resale	Class A Common Stock Offered for Resale	Class A Common Stock Beneficially Owned After Completion of the Resale	% of Class A Common Stock Beneficially Owned After Completion of the Resale
Craig Knight(1)	5,714,700	2.3%	5,537,500	177,200	*
Shinichi Hirano(2)	17,720	*	106,320	—	*
George Gu(3)	5,759,000	2.3%	11,075,000	221,500	*
John Zavoli(4)	18,720	*	106,320	1,000	*
Max Holthausen(5)	35,440	*	177,200	—	*
Viktor Meng(6)	44,300	*	17,720	26,580	*
Parker Meeks(7)	124,040	*	496,160	—	*
Gary Robb(8)	295,330	*	2,022,000	—	*

*	Less than one percent.
(1)

Securities offered hereby consist of 5,537,500 shares of Class A Common Stock issuable pursuant to the exercise of stock options held by Mr. Knight. Mr. Knight also has beneficial ownership of 177,200 shares of Class A Common Stock which are not offered hereby. Mr. Knight is the Chief Executive Officer of Hyzon, a director of Hymas Pte Ltd and Horizon Fuel Cell Technologies and a party to the Lock-Up Agreement described below.

(2)

Securities offered hereby consist of 106,320 shares of Class A Common Stock issuable pursuant to the settlement of restricted stock units held by Mr. Hirano. Mr. Hirano is the Chief Technology Officer of Hyzon.

(3)

Securities offered hereby consist of 11,075,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options held by Mr. Gu. Mr. Gu also has beneficial ownership of 221,500 shares of Class A Common Stock which are not offered hereby. Mr. Gu is the Executive Chairman of Hyzon, the chairman of Horizon Fuel Cell Technologies and a party to the Lock-Up Agreement described below.

(4)

Securities offered hereby consist of 106,320 shares of Class A Common Stock issuable pursuant to the settlement of restricted stock units held by Mr. Zavoli. Mr. Zavoli also has beneficial ownership of 1,250 shares of Class A Common Stock which are not offered hereby. Mr. Zavoli is the General Counsel and Chief Legal Officer of Hyzon.

(5)

Securities offered hereby consist of 177,200 shares of Class A Common Stock issuable pursuant to the exercise of stock options held by Mr. Holthausen. Mr. Holthausen is the Managing Director of Hyzon Europe.

(6)

Securities offered hereby consist of 17,720 shares of Class A Common Stock issuable pursuant to the exercise of stock options held by Mr. Meng. Mr. Meng also has beneficial ownership of 26,580 shares of Class A Common Stock which are not offered hereby. Mr. Meng is a director of Hyzon.

(7)

Securities offered hereby consist of 491,160 shares of Class A Common Stock issuable pursuant to the settlement of restricted stock units held by Mr. Meeks. Mr. Meeks is the Chief Strategy Officer of Hyzon.

(8)

Securities offered hereby consist of 1,772,000 shares of Class A Common Stock issuable pursuant to the exercise of stock options held by Mr. Robb and 250,000 shares of Class A Common Stock issuable pursuant to the settlement of restricted stock units to be granted to Mr. Robb. Mr. Robb, the former Chief Technology Officer of Hyzon, currently provides services to the Company as a consultant and is a party to the Lock-Up Agreement described below.

Listing of Common Stock

Our Class A Common Stock is currently listed on Nasdaq under the symbol “HYZN”.

Other Material Relationships with the Selling Securityholders

Employment Agreements

Each of Messrs. Knight, Gu, Zavoli and Meeks entered into an employment agreement with Old Hyzon in connection with his respective appointment. Pursuant to each such agreement, each of Messrs. Knight, Gu and Meeks has provided and continues to provide, services to the Company commensurate with his role. Mr. Robb currently provides services to the Company as a consultant pursuant to a letter agreement with Hyzon.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

Lock-Up Agreement

On February 8, 2021, certain stockholders of Old Hyzon, including certain of the Selling Securityholders, entered into an agreement with DCRB and Old Hyzon (the “Lock-Up Agreement”) pursuant to which they agreed, following the Closing Date subject to certain customary exceptions, not to (a) directly or indirectly sell, assign, encumber, pledge, hypothecate, dispose, loan or otherwise transfer, or enter into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, any shares of Class A Common Stock or any shares of Class A Common Stock issued or issuable upon the exercise of any warrant or other right to acquire shares of such Class A Common Stock beneficially owned or otherwise held by such stockholders or (b) publicly announce any intention to effect any transaction specified in clause (a) for six months following the Closing Date.

PLAN OF DISTRIBUTION

The shares of Class A Common Stock covered by this reoffer prospectus are being registered by the Company for the account of the Selling Securityholders. The shares of Class A Common Stock offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on Nasdaq or any other stock exchange on which the Class A Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Class A Common Stock to be reoffered or resold under this reoffer prospectus by each Selling Securityholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell shares of Class A Common Stock in compliance with Rule 144. There is no assurance that the Selling Securityholders will sell all or a portion of the Class A Common Stock offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Class A Common Stock and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the shares of Class A Common Stock by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

Once sold under the registration statement of which this prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.

VALIDITY OF CLASS A COMMON STOCK

Sullivan & Cromwell, LLP, New York, New York has passed upon the validity of the Class A Common Stock offered by this prospectus.

EXPERTS

The financial statements of Decarbonization Plus Acquisition Corporation as of December 31, 2020 and 2019 and for the years then ended, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing therein, and are included in reliance on the report of such firm given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements of Old Hyzon as of December 31, 2020 and for the period from January 21, 2020 (date of inception) through December 31, 2020, incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere therein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our filings with the SEC are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at www.hyzonmotors.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 1, 2021, as amended by Amendment No. 1, filed with the SEC on May 13, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, filed with the SEC on May 24, 2021, and June 30, 2021, filed with the SEC on August 16, 2021;

•

our Current Reports on Form 8-K filed February 9, 2021 (filed portion only), May  13, 2021, June  21, 2021, June  28, 2021, July  15, 2021, July 22, 2021 (as amended by the Company’s Current Report on Form 8-K/A filed on August  16, 2021), August  6, 2021, August  26, 2021 and September 2, 2021 (filed portion only); and

•

the description of our Class A Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 19, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus.

For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

John Zavoli

Hyzon Motors Inc.

475 Quaker Meeting House Road

Honeoye Falls, New York 14472

(585) 484-9337

19,538,220 Shares of Class A Common Stock

REOFFER PROSPECTUS

September 20, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated as of their respective dates in this Registration Statement by reference:

(a)    Our Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, filed on March 1, 2021, as amended by Amendment No. 1, filed with the SEC on May 13, 2021;

(b)      Our Quarterly Report on Form 10-Q for the quarters ended March  31, 2021, filed with the SEC on May 24, 2021, and June 30, 2021, filed with the SEC on August 16, 2021;

(c)    Our Current Reports on Form 8-K filed February 9, 2021 (filed portion only), May  13, 2021, June  21, 2021, June  28, 2021, July  15, 2021, July 22, 2021 (as amended by the Company’s Current Report on Form 8-K/A filed on August  16, 2021), August  6, 2021, August  26, 2021 and September 2, 2021; and

(d)    The description of the our Class  A Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 19, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our Charter eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or as a director or officer of any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of Hyzon Motors Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

4.2	Amended and Restated Bylaws of Hyzon Motors Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

4.3	Hyzon Motors Inc. 2021 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

5.1	Opinion of Sullivan & Cromwell, LLP.

23.1	Consent of Sullivan & Cromwell, LLP (included in Exhibit 5.1).

23.2	Consent of WithumSmith+Brown, PC, independent registered accounting firm of Decarbonization Plus Acquisition Corp.

23.3	Consent of KPMG LLP, independent registered accounting firm of Hyzon Motors Inc. (f/k/a Decarbonization Plus Acquisition Corp.).

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honeoye Falls, State of New York, on September 20, 2021.

Hyzon Motors Inc.

(Registrant)

By:	/s/ John Zavoli
	Name:	John Zavoli
	Title:	Chief Legal Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Craig Knight, George Gu, Mark Gordon and John Zavoli, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, amendments to the Registration Statement may make such changes in such Registration Statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Craig Knight	Chief Executive Officer and Director	September 20, 2021
Craig Knight	(Principal Executive Officer)

/s/ Mark Gordon	Chief Financial Officer and Director	September 20, 2021
Mark Gordon	(Principal Financial Officer)

/s/ Jiajia Wu	Chief Accounting Officer	September 20, 2021
Jiajia Wu	(Principal Accounting Officer)

/s/ George Gu	Executive Chairman	September 20, 2021
George Gu

/s/ Erik Anderson	Director	September 20, 2021
Erik Anderson

/s/ Ivy Brown	Director	September 20, 2021
Ivy Brown

Name	Position	Date

/s/ Dennis Edwards	Director	September 20, 2021
Dennis Edwards

/s/ Viktor Meng	Director	September 20, 2021
Viktor Meng

/s/ Ki Deok Park	Director	September 20, 2021
Ki Deok Park

/s/ Elaine Wong	Director	September 20, 2021
Elaine Wong